(on DWM letterhead)

Kavsar General Trading FZE
Hamriyah Free Trade Zone
P.O. Box No 51393
Sharjah, UAE

Attention:	Mr. Khurshed Nozimov, General Manager

Subject:	Amendment to Share Purchase Agreement dated December 31, 2012 relating to the sale and purchase of 80% of the issued share capital of TF Petroleum (hereinafter “SPA”).

Dear Mr. Kh.Nozimov,

With reference to our recent discussions, DWM Petroleum AG (“DWM”) proposes to amend Articles 3.4.1 and 3.4.3 of SPA, as follows:

1.	In Article 3.4.1 of the SPA, time period required for satisfaction of Conditions Precedents (as defined in the SPA) is increased from 120 days to 180 days.

2.	In Article 3.4.3 of the SPA, time period required for satisfaction of Conditions for Next Advance (as defined in the SPA) is increased from 90 days to 150 days.

Except for the amendments proposed above, all other terms and conditions of the SPA shall remain unaffected.

If you agree with the above proposal, kindly indicate such agreement by signing in the space provided below, and thereafter returning to us, one scanned version of signed copy of this document via e-mail.

Sincerely yours,
/s/ Dr. Werner Ladwein

Dr. Werner Ladwein
President

/s/ Mr. Khurshed Nozimov

Agreed for and on behalf of Kavsar General Trading FZE
Mr. Khurshed Nozimov